SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                  ---------------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    December 31, 1997
                                                   (December 18, 1997)
                                                  ---------------------

                      GLENBOROUGH REALTY TRUST INCORPORATED
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)


    Maryland                       001-14162                     94-3211970
---------------                 --------------                ----------------
(State or other                   (Commission                  (IRS Employer
jurisdiction of                   File Number)                  I.D. Number)
incorporation)


        400 South El Camino Real, Ste. 1100, San Mateo, California 94402
                    (Address of principal executive offices)

       Registrant's Telephone number, including area code: (650) 343-9300
                                                            -------------




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Item 2.       ACQUISITION OR DISPOSITION OF ASSETS

On December 18, 1997, the Company acquired an office property, aggregating approximately 418,457 square feet, and ten acres of vacant land, all located in Memphis, Tennessee (the "Thousand Oaks Properties") from affiliates of CIGNA. The total acquisition cost, including capitalized costs, was approximately $51.1 million, which was paid in cash from the proceeds of the October 1997 Stock Offering and a draw on the $50 million Wells Fargo Bank Line of Credit.

There is no relationship between any of the sellers listed above and the Company, the Company's Operating Partnership or any affiliated entities of the Company.



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Item 7.       FINANCIAL STATEMENTS AND EXHIBITS

              (a)&(b) FINANCIAL STATEMENTS

                      As of the date of filing of this Current Report on Form 8-K, it is impracticable for the Company to provide the financial statements required by Item 7 (a) & (b) of Form 8-K. In accordance with Item 7(a)(4) of Form 8-K, the Company will by amendment to this Form 8-K no later than 60 days after December 31, 1997, file such financial statements.

              (c)     EXHIBITS

                      None


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                      GLENBOROUGH REALTY TRUST INCORPORATED



                   By: Glenborough Realty Trust Incorporated,





Date: December 31, 1997                /s/ Terri Garnick
                                       Terri Garnick
                                       Senior Vice President,
                                       Chief Accounting Officer,
                                       Treasurer
                                       (Principal Accounting Officer)



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